SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒                                                      Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DWS INVESTMENT TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

IMPORTANT NOTICE ABOUT YOUR DWS S&P 500 INDEX FUND

Dear Shareholder:

Recently you received proxy materials for the DWS S&P 500 INDEX FUND. Due to an error made by the outside mailing vendor, the proposals listed on the proxy card were not correct. As a result, if you have already sent your voting instructions, please do so again.

It is very important that we receive your vote. Enclosed is a corrected proxy card. Please use one of the following convenient voting methods:

Mail

Please sign, date and return your card in the enclosed postage-paid envelope.

Phone

Simply dial the toll free number listed on your proxy card, enter your 12-digit control number and follow the simple instructions.

Internet

Go to www.proxyvote.com, enter your 12-digit control number and follow the simple instructions.

Please note that the outside mailing vendor, not your fund, will bear the cost of this additional mailing. We apologize for any inconvenience this may have caused you.

May 2006